
<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
COMPANY'S UNAUDITED FINANCIAL STATEMENTS FOR THE THREE-MONTH AND NINE-MONTH
PERIODS ENDED SEPTEMBER 30, 1996 AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE
TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               SEP-30-1996
<CASH>                                             750
<SECURITIES>                                         0
<RECEIVABLES>                                      190
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                10,520<F1>
<PP&E>                                             849
<DEPRECIATION>                                     593
<TOTAL-ASSETS>                                  11,050
<CURRENT-LIABILITIES>                            8,504<F2>
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                            90
<OTHER-SE>                                       2,308
<TOTAL-LIABILITY-AND-EQUITY>                    11,050
<SALES>                                              0
<TOTAL-REVENUES>                                     0
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                  (225)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                              (225)
<DISCONTINUED>                                (10,055)<F3>
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (10,280)
<EPS-PRIMARY>                                   (1.16)
<EPS-DILUTED>                                   (1.16)

<F1>Includes net assets available for sale of $9,140.
<F2>Includes current portion of long-term debt of $4,906.
<F3>On October 30, 1996, the Company signed a letter of intent to sell substantially all of the assets related to its waste management services activities. On November 1, 1996, the Company signed a letter of intent to sell substantially all of the assets related to its oilfield services business. The Company's two business segments have been accounted for as discontinued operations, and accordingly, their operations have been segregated in the accompanying consolidated statements of operations.


